Exhibit 99.3

Gregory Mountain Products, Inc.
____________

Table of Contents

Page

Unaudited Financial Statements
Balance Sheets as of March 31, 2010 and 2009	F-2
Statements of Operations for the three months ended March 31, 2010 and 2009	F-3
Statements of Cash Flows for the three months ended March 31, 2010 and 2009	F-4
Notes to Financial Statements	F-5 – F-17

Audited Financial Statements
Independent Auditors’ Report	F-19
Balance Sheets as of December 31, 2009 and 2008	F-20
Statements of Operations for the year ended December 31, 2009 and
the period from March 15, 2008 (inception) to December 31, 2008	F-21
Statements of Changes in Stockholder’s Equity for the year ended December 31, 2009 and
the period from March 15, 2008 (inception) to December 31, 2008	F-22
Statements of Cash Flows for the year ended December 31, 2009 and
the period from March 15, 2008 (inception) to December 31, 2008	F-23
Notes to Financial Statements	F-24 – F-37

Audited Financial Statements
Independent Auditors’ Report	F-39
Balance Sheets as of December 31, 2009 (Successor) and 2008 (Predecessor)	F-40
Statements of Operations for the period from March 15, 2008 to December 31, 2008 (Successor), the period from January 1, 2008 to March 14, 2008 (Predecessor), and
the year ended December 31, 2007 (Predecessor)	F-41
Statements of Changes in Stockholder’s Equity for the period from March 15, 2008 to December 31, 2008 (Successor), the period from January 1, 2008 to March 14, 2008
(Predecessor), and the year ended December 31, 2007 (Predecessor)	F-42
Statements of Cash Flows for the period from March 15, 2008 to December 31, 2008 (Successor), the period from January 1, 2008 to March 14, 2008 (Predecessor), and
the year ended December 31, 2007 (Predecessor)	F-43
Notes to Financial Statements	F-44 – F-57

Gregory Mountain Products, Inc.
____________

(Unaudited) Financial Statements

for the three months ended March 31, 2010 and 2009

GREGORY MOUNTAIN PRODUCTS, INC.
BALANCE SHEETS
March 31, 2010 and 2009
(in thousands, except share and per share amounts )
____________

	2010	2009
ASSETS	Unaudited

Current assets:
Cash and cash equivalents	$1,847	$3,460
Accounts receivable, net of allowance for doubtful accounts
of $83 and $102, respectively	3,940	3,771
Inventories, net	3,916	4,366
Deferred income tax assets	465	440
Other current assets	69	125

Total current assets	10,237	12,162

Property and equipment, net	527	665
Goodwill and intangible assets, net	7,368	7,612
Other assets	133	67
Total assets	$18,265	$20,506

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$1,801	$2,705
Income tax payable	446	870
Accrued liabilities	1,116	1,098
Note payable to former stockholder	1,500	-
Total current liabilities	4,863	4,673

Deferred income tax liabilities	547	497
Total liabilities	5,410	5,170

Commitments and contingencies.

Stockholder’s equity:
Preferred stock, par value $0.01; 5,000 shares authorized; no shares
issued and outstanding	-	-
Common stock, par value $0.01; 10,000 shares authorized; 100 shares
issued; 83.87 shares and 100 shares outstanding, respectively	-	-
Additional paid-in capital	13,934	13,934
Treasury stock, at cost; 16.13 shares held	(3,750)	-
Retained earnings	2,671	1,402
Total stockholder’s equity	12,855	15,336
Total liabilities and stockholder’s equity	$18,265	$20,506

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF OPERATIONS
for the three months ended March 31, 2010 and 2009
(in thousands)
____________

	2010	2009
	Unaudited

Net sales	$9,455	$8,828
Cost of sales	5,465	4,923

Gross profit	3,990	3,905

Operating expenses:
Selling, general, and administrative	2,009	1,628
Depreciation and amortization	134	124

Total operating expenses	2,143	1,752

Income from operations	1,847	2,153

Other income (expense), net	6	(3)

Income before income taxes	1,853	2,150

Provision for income taxes	757	688

Net income	$1,096	$1,462

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF CASH FLOWS
for the three months ended March 31, 2010 and 2009
(in thousands)
____________

	2010	2009
	Unaudited
Cash flows from operating activities:
Net income	$1,096	$1,462
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	148	137
Changes in operating assets and liabilities:
Accounts receivable	(2,569)	(2,134)
Inventories	1,225	(52)
Other current assets	256	(34)
Other assets	(27)	(4)
Deferred income taxes	81	(182)
Accounts payable	(702)	(145)
Income tax payable	446	870
Accrued liabilities	(36)	935

Net cash (used in) provided by operating activities	(82)	853

Cash flows from investing activities:
Purchase of property and equipment	(55)	(21)

Net cash used in investing activities	(55)	(21)

Cash flows from financing activities:
Payment of note payable to BAE Systems	-	(1,000)

Net cash used in financing activities	-	(1,000)

Net decrease in cash and cash equivalents	(137)	(168)

Cash and cash equivalents, beginning of period	1,984	3,628

Cash and cash equivalents, end of period	$1,847	$3,460

The accompanying notes are an integral
part of these financial statements.

Gregory Mountain Products, Inc.

Notes to Financial Statements

(amounts stated in thousands)
____________

1.	Organization and Presentation

Organization

On March 3, 2008, Gregory Mountain Products, Inc. (the Company or “GMP”) was formed in the state of Delaware. On March 14, 2008, GMP acquired the Gregory Mountain Products business unit from Bianchi International (Bianchi), a subsidiary of BAE Systems. GMP’s business is to design, manufacture and market outdoor equipment and lifestyle products to customers globally. GMP is a wholly-owned subsidiary of KSS Outdoor Holdings LLC.

Gregory Mountain Products, headquartered in Sacramento, California, serves the backpacking, mountaineering, hiking, climbing, travel and lifestyle markets. In North America and Europe, Gregory is a technical brand distributed through leading outdoor specialty retail chains, including REI and EMS, and other specialty outdoor retailers. In Japan and other Asian markets, in addition to being a leading provider of technical backpacking products, the brand also serves a premium lifestyle market, specializing in high-end daypacks, briefcases and satchels. The Company also supplies two Gregory-only retail stores in Tokyo, Japan and Seoul, Korea.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and judgments relied upon by management in preparing these financial statements include collectibility of accounts receivable, inventory obsolescence, depreciable lives for fixed assets, life and impairment adjustment of intangible assets, revenue recognition, and valuation of deferred income taxes. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with maturities of three months or less, at date of purchase, to be cash equivalents.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Concentration Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. We maintain our cash and cash equivalents with what we believe to be high quality banks. Amounts held in individual banks may exceed federally insured amounts. Our accounts receivable consist of amounts due from customers located throughout the world. We maintain reserves for potential credit losses. Three customers accounted for 54% of accounts receivable at March 31, 2010. Two customers accounted for 60% of accounts receivable at March 31, 2009. Two customers accounted for 61 % and 67 % of net sales for the three months ended March 31, 2010 and 2009.

The Company purchases finished goods backpacks and related lifestyle products from two outsourced manufacturers overseas. The revenues related to purchased inventory is approximately 90% of total company revenues for the three months ended March 31, 2010 and 85% of total company revenues for the three months ended March 31, 2009. Although there are a limited number of suppliers who can perform the outsourced manufacturing process, management believes that other vendors could provide similar products on comparable terms. A change in suppliers would be time consuming, and could cause delays in delivery of product to customers and possible losses in revenue, which could materially and adversely affect operating results.

Accounts Receivable

Accounts receivable consists of amounts billed currently due from customers. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company’s allowance is determined based on historical write-off experience and on specific customer accounts believed to be a collection risk. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximates fair value.

Inventory

Inventory is valued at the lower of cost or market, with cost computed on a first-in, first-out basis (FIFO). Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolete inventory.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets ranging from 3 to 5 years. Additions and improvements that increase the value or extend the life of an asset are capitalized.

Goodwill and Purchased Intangible Assets

Goodwill is reviewed annually (or more frequently if impairment indicators arise) for impairment. Impairment indicators include the significant decrease in the fair value of an asset, significant adverse changes in the extent or use or physical condition of an asset, significant adverse change in legal or regulatory factors affecting an asset, operating or cash flow losses (or a projection of losses) that demonstrates continuing losses associated with the use of an asset, or a current expectation that, more likely than not, an asset will be sold or disposed of significantly before the end of its previously estimated useful life. Purchased intangible assets that have definite lives are carried at cost less accumulated amortization. Amortization of definite-lived intangibles is computed using the straight-line method over the economic lives of the respective assets, generally 4 to 12 years. Purchased intangible assets that have indefinite lives are not subject to amortization, but are reviewed annually for impairment.

Impairment of Long-Lived Assets

The Company assesses long-lived assets, such as property, plant and equipment, and purchased intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The purchase method of accounting for business combinations requires us to make use of estimates and judgments to allocate the purchase price paid for acquisitions to the fair value of the net tangible and identifiable intangible assets acquired and liabilities assumed. The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company performs impairment tests annually. There were no impairment charges recorded for any periods presented.

Foreign Currency Translation

The functional currency for all of the Company’s operations presented in the accompanying financial statements is in U.S. dollars. The Company transacts in U.S. dollars except for sales made to Canadian customers, which are billed and collected in Canadian dollars at the exchange rate existing at the time of sale. All receivables from Canadian dollars are translated into U.S. dollars at the rates of exchange at the balance sheet date. Foreign currency translation gains and losses are included in other expense, net.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Revenue Recognition

Revenue is recognized when (i) there is a contract or other arrangement of sale, (ii) the sales price is fixed or determinable, (iii) title and the risks of ownership have been transferred to the customer and (iv) collection of the receivable is reasonably assured. Net Sales to wholesale customers and sales directly to the end user customer are generally recognized when the product has been shipped and risk of loss has passed to the customer. Net sales are recorded after reduction of allowances for trade terms, volume and other discounts, customer markdowns and charge-backs, and sales incentive programs. The Company does not offer customers the right of return and has not historically experienced any significant or material returns. Sales taxes and any value added taxes collected from customers that are remitted directly to governmental authorities are excluded from Net Sales.

Warranty Reserve

The Company product has a lifetime warranty. A provision for estimated future repair or replacement costs, based on historical and anticipated trends, is recorded when these products are sold. The warranty reserve is based upon a historical product return rate, adjusted for any specific known conditions or circumstances. Adjustments to the warranty reserve are recorded in cost of goods sold.

Research and Product Development Costs

The Company’s policy is to expense all research and product development costs as incurred. Any research and product development costs are included in selling, general and administrative expenses. The types of costs classified as research and development expense include salaries of technical design staff, supplies costs, facilities rental, and utilities costs related to product design and development. Research and product development costs amounted to approximately $280 and $254 for the three months ended March 31, 2010 and 2009, respectively.

Advertising

Advertising costs are expensed as incurred and amounted to approximately $261 and $206 for the three months ended March 31, 2010 and 2009, respectively.

Shipping and Handling

The Company records shipping and handling costs in cost of sales. Freight costs billed to customers is recorded in revenues. These costs were not material during the periods reported.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________
2.	Summary of Significant Accounting Policies, continued

Income Taxes

GMP accounts for income taxes following the asset and liability method, whereby deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are offset by deferred tax assets relating to temporary differences. Recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefit associated with temporary differences will be utilized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that the realization will not occur.

Effective January 1, 2009, the Company adopted the provisions of Accounting Standards Codification Topic (ASC) 740-10, “Income Taxes.” This standard clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. It prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, it provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized. The cumulative effect of adopting ASC 740-10 resulted in no uncertain tax liability on the balance sheets. The implementation of the accounting standard at the adoption date of January 1, 2009 did not have any impact on the liability of unrecognized tax benefits or the beginning balance of retained earnings. For the three months ended March 31, 2010 and 2009, no penalties or interest expense related to income tax positions were recognized. As of March 31, 2010 and 2009, no penalties or interest related to income tax positions were accrued. The Company does not anticipate that any of the unrecognized tax benefits will increase or decrease significantly in the next twelve months.

Treasury Stock

Treasury stock transactions are recorded using the cost method.

Subsequent Events

The Company has evaluated all events occurring subsequent to December 31, 2009 through May 13, 2010, and nothing has occurred outside the normal course of our business operations.

Recent Accounting Pronouncement

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles – A replacement of FASB Statement No. 162 (the Codification). The Codification supersedes all existing accounting and reporting standards other than the rules of the Securities and Exchange Commission (the SEC). Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative guidance for SEC registrants. Updates to the Codification are being issued as Accounting Standards Updates, which will also provide background information about the guidance, and provide the basis for conclusions on changes in the Codification. The Codification became effective for the Company on July 1, 2009 and did not have a material impact on the Company’s financial statements.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

3.	Acquisitions

On March 14, 2008, BAE and the Company reached a definitive agreement whereby the Company purchased the assets and liabilities of GMP’s business from Bianchi for $13,933 in cash and $1,000 seller financing from BAE. The stockholders of the Company contributed $13,950 at the purchase date, and paid BAE $13,933 in March 2008. The note payable to BAE was paid in March 2009 and did not bear any interest. The costs associated to the purchase totaling approximately $336 consisted mainly of legal and other fees. The cash paid, note payable, and costs incurred totaling $15,269 were allocated to the assets acquired and liabilities assumed.

The acquisition was accounted for as a purchase business combination, and accordingly, the results of operations were included in the Company’s financial statements after the acquisition date. Fair values were estimated by management based on estimated replacement costs, third-party valuation, and estimates of future operating results.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

Assets acquired:
Accounts receivable	$3,886
Inventories	5,124
Current assets	182
Property and equipment	196
Other assets	33
Deferred income tax assets	17
Trademark and patent-related intangibles	4,477
Customer-related intangibles	2,399
Technology-related intangibles	680
Goodwill	304

Total assets acquired	17,298

Liabilities assumed:
Accounts payable and accrued liabilities	(1,752)
Deferred income tax liabilities	(277)

Net assets acquired	$15,269

The customer-related intangible assets relate to acquired customer relationships and are being amortized over a fourteen-year life straight-line basis. The technology-related intangible assets relate to certain acquired patents and are being amortized over a four to twelve-year life on a straight-line basis. The trademark and patent-related intangible assets relate to acquired trade names and trademarks have an indefinite useful life. Goodwill, trademark, and patent-related intangibles are being evaluated on an annual basis for impairment.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

4.	Inventories, Net

Inventories consist of the following at March 31:

	2010	2009
	Unaudited

Raw materials	$409	$709
Work-in-process	83	75
Finished goods	3,828	3,962

Total	4,320	4,746
Less allowance for inventory obsolescence	(404)	(380)

	$3,916	$4,366

5.	Property and Equipment, Net

Property and equipment consist of the following at March 31:

	2010	2009
	Unaudited

Machinery and equipment	$166	$142
Furniture and fixtures	346	346
Computer equipment and software	564	462
Leasehold improvements	57	24

Subtotal	1,133	974
Less accumulated depreciation and amortization	(606)	(309)

	$527	$665

Depreciation and amortization expense charged to operating expenses was $73 and $62 and depreciation and amortization expense charged to cost of sales was $14 and $14 for the three months ended March 31, 2010 and 2009, respectively.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

6.	Goodwill and Intangibles, Net

Goodwill and intangible assets consist of the following at March 31:

	2010	2009
	Unaudited

Goodwill and unamortized intangible assets:
Goodwill	$309	$309
Trademark and trade names	4,477	4,477

Subtotal	4,786	4,786

Amortized intangible assets:
Customer relationships	2,399	2,399
Product technology	680	680
Less accumulated amortization	(497)	(253)

Subtotal	2,582	2,826

Total	$7,368	$7,612

Amortization expense for intangible assets was $61 and $61 for the three months ended March 31, 2010 and 2009, respectively. Future amortization expense for intangible assets at March 31, 2010 is as follows:

Amount
Year ending December 31:
2010	$182
2011	243
2012	225
2013	220
2014	220
Thereafter	1,492

Total	$2,582

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

7.	Accrued Liabilities

Accrued liabilities consist of the following at March 31:

	2010	2009
	Unaudited

Accrued compensation and payroll-related	$622	$504
Accrued warranty	224	177
Accrued marketing co-op	83	133
Deferred rent	66	75
Accrued customer deposits	32	187
Other	89	22

	$1,116	$1,098

8.	Notes Payable

The Company has a note payable to a former employee and stockholder in the amount of $1,500 at March 31, 2010 (see Note 12). The note is payable in installments through October 2010 and does not bear interest. The note matures within one year from the date of issuance; therefore, the Company considers the principal amount of $1,500 to approximate its net present value.

9.	Revolving Credit Agreement

On October 1, 2009, the Company renewed its $2,500 revolving credit agreement with Wells Fargo Bank N.A. (Wells Fargo) which now matures on December 31, 2010. The credit facility is secured by a first priority, perfected security interest in all assets of the Company. There are no amounts outstanding under the credit agreement as of March 31, 2010. At the Company’s election, any future amounts borrowed under the revolving line, if any, will bear interest at 2.25% above the Daily One Month LIBOR Rate or at a fixed rate per annum determined by Wells Fargo to be 2% above LIBOR in effect on the first day of the applicable Fixed Rate Term. The credit agreement also provides for the issuance of letters of credit under a letter of credit sub-feature up to $1,000. The Company’s vendors historically have not requested payment guaranteed by a letter of credit.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

10.	Commitments and Contingencies

Operating Leases

The Company leases facilities and some office equipment under noncancelable operating leases, which mature through 2013. The facility leases include rent escalation and renewal options. Future minimum payments for the next five years under the noncancelable operating leases consist of the following at March 31, 2010:

Amount
Year ending December 31:
2011	$327
2012	278
2013	164

Total	$769

Rent expense under all operating leases was $123 and $125 for the three months ended March 31, 2010 and 2009, respectively. The Company also sub-leases a production facility from Bianchi with a 90-day notice to terminate.

Purchase Commitments

The Company has entered into purchase obligations, which include non-cancelable purchase commitments with suppliers. Total short-term purchase commitments to suppliers at March 31, 2010 was $3,580. The accounts payable under these commitment, which represent inventories received and in-transit, was $1,515 as of March 31, 2010. The Company reviews purchase agreements, assesses the likelihood of a shortfall in purchases, and determines if it is necessary to record a liability. The Company has no long-term purchase commitments.

11.	Employee Benefit Plans

Defined Contribution Plan

The Company provides a defined contribution plan, in which the Company’s employees are eligible to participate and the Company provides a matching contribution. Total defined contribution expense for the Company’s employees participating in domestic defined contributions plans was $37 and $42 for the three months ended March 31, 2010 and 2009, respectively.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

12.	Related Parties

The Company is a wholly-owned subsidiary of KSS Outdoor Holdings, LLC (KSS). From time to time, the Company has transactions with KSS. As of March 31, 2010 and 2009, the Company has a payable to KSS amounting to $17. On May 7, 2010, KSS was dissolved as a result of the acquisition of GMP by another company. See Note 15.

In June 2009, the Company repurchased the shares of stock owned by the former president for a total consideration of $3,750. The Company paid the former president $1,750 in cash and issued a non-interest bearing promissory note for the balance of $2,000 payable in installments through October 2010. The balance of the note payable was $1,500 as of March 31, 2010.

13.	Geographic Information

The Company operates in one business segment, the design and manufacturing of backpacks and related lifestyle products. The following is a summary of revenues by geographic region at March 31:

	2010	2009
	Unaudited

Asia	46%	53%
North America	48%	41%
Europe	6%	6%
Rest of World	<1%	<1%

Total	100%	100%

All of the Company’s assets are primarily located in the United States.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

14.	Income Taxes

The Company’s provision for (benefit from) income taxes consist of the following at March 31:

	2010	2009
	Unaudited

Current:
Federal	$520	$672
State	156	198

Total current	676	870

Deferred:
Federal	60	(212)
State	21	30

Total deferred	81	(182)

Total provision for (benefit from)
income taxes	$757	$688

The Company’s effective income tax rate differs from the federal statutory rate (34%) primarily because of operating loss carryforwards in prior period, amortization of goodwill for tax purposes, and certain expenses deductible for financial reporting purposes that are not deductible for tax purposes.

Deferred taxes reflect the impact of “temporary differences” between the amount of assets and liabilities for financial reporting purposes and tax reporting purposes.

Gregory Mountain Products, Inc.

Notes to Financial Statements, continued

(amounts stated in thousands)
____________

14.	Income Taxes, continued

Below is a summary of deferred tax assets and deferred tax liabilities at March 31:

	2010	2009
	Unaudited
Deferred Tax Assets–Current:
Allowance for bad debts	$33	$41
Inventory reserve	161	151
Warranty reserve	89	70
Accrued vacation	46	37
Other	136	141

Net Deferred Tax Assets–Current	$465	$440

Net Deferred Tax Liability–Noncurrent:
Deferred rent	$26	$29
Fixed assets depreciation	(54)	(111)
Goodwill and intangible assets amortization	(519)	(415)

Net Deferred Tax Liability–Noncurrent	$(547)	$(497)

15.	Subsequent Events

On May 7, 2010, the Company (or GMP) entered into a definitive agreement with Clarus Corporation (Clarus), a publicly held company. Under the terms of the agreement, Clarus agreed to acquire GMP for $45 million subject to certain adjustments.

On May 7, the two members of KSS dissolved the KSS partnership.

On May 7, GMP assumed the liability of KSS (parent company) under the Equity Incentive Plan. Upon the closing of the merger agreement with Clarus, GMP will pay Eligible Employees $370 to be paid 50% in cash and 50% in Clarus’ shares of stock.

Upon the closing of the agreement with Clarus, GMP will terminate its credit agreement with Wells Fargo. Wells Fargo will release its security interest in the assets of GMP.

Gregory mountain products, inc.
____________

Report on Audit of
Financial Statements

as of December 31, 2009 and for the year ended December 31, 2009, and as of December 31, 2008 and for the period from
March 15, 2008 (inception) to December 31, 2008

Report of Independent Auditors

To the Stockholder of Gregory Mountain Products, Inc.

We have audited the accompanying balance sheets of Gregory Mountain Products, Inc. (the Company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2009 and for the period from March 15, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gregory Mountain Products, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and for the period from March 15, 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California
February 10, 2010 (except for Note 15 as to which the date is May 13, 2010)

GREGORY MOUNTAIN PRODUCTS, INC.
BALANCE SHEETS
December 31, 2009 and 2008
(in thousands, except for share and per share amount)
____________

	December 31,
ASSETS	2009	2008

Current assets:
Cash and cash equivalents	$1,984	$3,628
Accounts receivable, net of allowance for doubtful accounts of
$48 and 42, respectively	1,371	1,637
Inventories, net	5,141	4,314
Deferred income tax assets	550	205
Other current assets	325	91

Total current assets	9,371	9,875

Property and equipment, net	559	721
Goodwill and intangible assets, net	7,429	7,667
Other assets	106	64

Total assets	$17,465	$18,327

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$2,503	$2,000
Accrued liabilities	1,153	1,009
Due to BAE Systems	-	-
Note payable to BAE Systems	-	1,000
Note payable to former stockholder	1,500	-

Total current liabilities	5,156	4,009

Deferred income tax liabilities	551	444

Total liabilities	5,707	4,453

Commitments and contingencies.

Stockholder’s equity:
Preferred stock, par value $0.01; 5,000 shares authorized; no shares
issued and outstanding	-	-
Common stock, par value $0.01; 10,000 shares authorized; 100 shares
issued; 83.87 shares and 100 shares outstanding, respectively	-	-
Additional paid-in capital	13,934	13,934
Treasury stock, at cost; 16.13 shares held	(3,750)	-
Retained earnings (accumulated deficit)	1,574	(60)

Total stockholder’s equity	11,758	13,874

Total liabilities and stockholder’s equity	$17,465	$18,327

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF OPERATIONS
for the year ended December 31, 2009
for the period from March 15, 2008 (inception) to December 31, 2008
(in thousands)
____________

	December 31, 2009	March 15, 2008 to December 31, 2008

Net sales	$25,355	$19,140
Cost of sales	15,115	13,172

Gross profit	10,240	5,968

Operating expenses:
Selling, general, and administrative	7,355	5,704
Depreciation and amortization	515	341

Total operating expenses	7,870	6,045

Income (loss) from operations	2,370	(77)

Other income (expense), net	76	(4)

Income (loss) before income taxes	2,446	(81)

Provision for (benefit from) income taxes	812	(21)

Net income (loss)	$1,634	$(60)

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
for the year ended December 31, 2009
for the period from March 15, 2008 (inception) to December 31, 2008
(in thousands, except for share amount)
____________

	Common Stock		Additional Paid-in	Treasury Stock		Retained Earnings (Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Shares	Amount	Deficit)	Equity

Balance, March 15, 2008 (inception)	-	$-	$-	-	$-	$-	$-

Issuance of common stock	100	-	13,934	-	-	-	13,934

Net loss	-	-	-	-	-	(60)	(60)

Balance, December 31, 2008	100	-	13,934	-	-	(60)	13,874

Net income	-	-	-	-	-	1,634	1,634

Purchase of treasury stock	-	-	-	16.13	(3,750)	-	(3,750)

Balance, December 31, 2009	100	$-	$13,934	16.13	$(3,750)	$1,574	$11,758

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF CASH FLOWS
for the year ended December 31, 2009
for the period from March 15, 2008 (inception) to December 31, 2008
(in thousands)
____________

	December 31, 2009	March 15, 2008 to December 31, 2008
Cash flows from operating activities:
Net income (loss)	$1,634	$(60)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	571	387
Changes in operating assets and liabilities:
Accounts receivable	266	2,249
Inventories	(827)	810
Other current assets	(234)	91
Other assets	(42)	(31)
Deferred income taxes	(238)	(21)
Accounts payable	503	1,021
Accrued liabilities	144	(100)

Net cash provided by operating activities	1,777	4,346

Cash flows from investing activities:
Purchase of property and equipment	(171)	(719)
Cash paid to BAE Systems for business acquisition	-	(13,933)

Net cash used in investing activities	(171)	(14,652)

Cash flows from financing activities:
Net proceeds from issuance of stock	-	13,934
Purchase of treasury stock	(2,250)	-
Payment of note payable to BAE Systems	(1,000)	-

Net cash (used in) provided by financing activities	(3,250)	13,934

Net (decrease) increase in cash and cash equivalents	(1,644)	3,628

Cash and cash equivalents, beginning of period	3,628	-

Cash and cash equivalents, end of period	$1,984	$3,628

Supplemental disclosure of cash flow information–
Cash paid for income taxes	$1,280	$-

Supplemental disclosure of noncash investing and financing activities:
Note payable issued in connection with repurchase of stock	$1,500	$-
Note payable issued in connection with business acquisition	$-	$1,000

The accompanying notes are an integral
part of these financial statements.

Gregory Mountain Products, Inc.

Notes to Financial Statements

(amounts stated in thousands)
____________

1.	Organization and Presentation

Organization

On March 3, 2008, Gregory Mountain Products, Inc. (the Company or “GMP”) was formed in the state of Delaware. On March 14, 2008, GMP acquired the Gregory Mountain Products business unit from Bianchi International (Bianchi), a subsidiary of BAE Systems. GMP’s business is to design, manufacture and market outdoor equipment and lifestyle products to customers globally. GMP is a wholly-owned subsidiary of KSS Outdoor Holdings LLC.

Gregory Mountain Products, headquartered in Sacramento, California, serves the backpacking, mountaineering, hiking, climbing, travel and lifestyle markets. In North America and Europe, Gregory is a technical brand distributed through leading outdoor specialty retail chains, including REI and EMS, and other specialty outdoor retailers. In Japan and other Asian markets, in addition to being a leading provider of technical backpacking products, the brand also serves a premium lifestyle market, specializing in high-end daypacks, briefcases and satchels. The Company also supplies two Gregory-only retail stores in Tokyo, Japan and Seoul, Korea.

Basis of Presentation

The Company was formed on March 3, 2008 and did not have significant operations until the Company acquired the Gregory Mountain Products business unit from Bianchi International (Bianchi) on March 14, 2008. The 2008 statements of operations, changes in stockholder’s equity, and cash flows cover the period from the date that GMP was acquired and commenced operations as a subsidiary of KSS Outdoor Holdings, LLC on March 15, 2008 (referred to as “inception date”) through December 31, 2008.

2.	Summary of Significant Accounting Policies

Accounting Principles

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and judgments relied upon by management in preparing these financial statements include collectibility of accounts receivable, inventory obsolescence, depreciable lives for fixed assets, life and impairment adjustment of intangible assets, revenue recognition, and valuation of deferred income taxes. Actual results could differ from those estimates.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

We consider all highly liquid investments with maturities of three months or less, at date of purchase, to be cash equivalents.

Concentration Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. We maintain our cash and cash equivalents with what we believe to be high quality banks. Amounts held in individual banks may exceed federally insured amounts. Our accounts receivable consist of amounts due from customers located throughout the world. We maintain reserves for potential credit losses. One customer accounted for 43% of accounts receivable at December 31, 2009. Two customers accounted for 42% of accounts receivable at December 31, 2008. Two customers accounted for 60% of net sales for the year ended December 31, 2009 and 62% for the period from March 15, 2008 to December 31, 2008, respectively.

The Company purchases finished goods backpacks and related lifestyle products from two outsourced manufacturers overseas. The revenues related to purchased inventory is approximately 85% of total company revenues for the year ended December 31, 2009 and 63% of total company revenues for the period from March 15, 2008 to December 31, 2008. Although there are a limited number of suppliers who can perform the outsourced manufacturing process, management believes that other vendors could provide similar products on comparable terms. A change in suppliers would be time consuming, and could cause delays in delivery of product to customers and possible losses in revenue, which could adversely affect operating results.

Accounts Receivable

Accounts receivable consists of amounts billed currently due from customers. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company’s allowance is determined based on historical write-off experience and on specific customer accounts believed to be a collection risk. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximates fair value.

Inventory

Inventory is valued at the lower of cost or market, with cost computed on a first-in, first-out basis (FIFO). Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolete inventory.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets ranging from 3 to 5 years. Additions and improvements that increase the value or extend the life of an asset are capitalized.

Goodwill and Purchased Intangible Assets

Goodwill is reviewed annually (or more frequently if impairment indicators arise) for impairment. Impairment indicators include the significant decrease in the fair value of an asset, significant adverse changes in the extent or use or physical condition of an asset, significant adverse change in legal or regulatory factors affecting an asset, operating or cash flow losses (or a projection of losses) that demonstrates continuing losses associated with the use of an asset, or a current expectation that, more likely than not, an asset will be sold or disposed of significantly before the end of its previously estimated useful life. Purchased intangible assets that have definite lives are carried at cost less accumulated amortization. Amortization of definite-lived intangibles is computed using the straight-line method over the economic lives of the respective assets, generally 4 to 12 years. Purchased intangible assets that have indefinite lives are not subject to amortization, but are reviewed annually for impairment.

Impairment of Long-Lived Assets

The Company assesses long-lived assets, such as property, plant and equipment, and purchased intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The purchase method of accounting for business combinations requires us to make use of estimates and judgments to allocate the purchase price paid for acquisitions to the fair value of the net tangible and identifiable intangible assets acquired and liabilities assumed. The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company performs impairment tests annually. There were no impairment charges recorded for any periods presented.

Foreign Currency Translation

The functional currency for all of the Company’s operations presented in the accompanying financial statements is in U.S. dollars. The Company transacts in U.S. dollars except for sales made to Canadian customers, which are billed and collected in Canadian dollars at the exchange rate existing at the time of sale. All receivables from Canadian dollars are translated into U.S. dollars at the rates of exchange at the balance sheet date. Foreign currency translation gains and losses are included in other expense, net.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Revenue Recognition

Revenue is recognized when (i) there is a contract or other arrangement of sale, (ii) the sales price is fixed or determinable, (iii) title and the risks of ownership have been transferred to the customer and (iv) collection of the receivable is reasonably assured. Net Sales to wholesale customers and sales directly to the end user customer are generally recognized when the product has been shipped and risk of loss has passed to the customer. Net sales are recorded after reduction of allowances for trade terms, volume and other discounts, customer markdowns and charge-backs, and sales incentive programs. The Company does not offer customers the right of return and has not historically experienced any significant or material returns. Sales taxes and any value added taxes collected from customers that are remitted directly to governmental authorities are excluded from Net Sales.

Warranty Reserve

The Company product has a lifetime warranty. A provision for estimated future repair or replacement costs, based on historical and anticipated trends, is recorded when these products are sold. The warranty reserve is based upon a historical product return rate, adjusted for any specific known conditions or circumstances. Adjustments to the warranty reserve are recorded in cost of goods sold.

Research and Product Development Costs

The Company’s policy is to expense all research and product development costs as incurred. Any research and product development costs are included in selling, general and administrative expenses. The types of costs classified as research and development expense include salaries of technical design staff, supplies costs, facilities rental, and utilities costs related to product design and development. Research and product development costs amounted to approximately $998 and $807 for the year ended December 31, 2009 and for the period from March 15, 2008 to December 31, 2008, respectively.

Advertising

Advertising costs are expensed as incurred and amounted to approximately $597 and $619 for the year ended December 31, 2009 and for the period from March 15, 2008 to December 31, 2008, respectively.

Shipping and Handling

The Company records shipping and handling costs in cost of sales. Freight costs billed to customers is recorded in revenues. These costs were not material during the periods reported.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Income Taxes

GMP accounts for income taxes following the asset and liability method, whereby deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are offset by deferred tax assets relating to temporary differences. Recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefit associated with temporary differences will be utilized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that the realization will not occur.

Effective January 1, 2009, the Company adopted the provisions of Accounting Standards Codification Topic (ASC) 740-10, “Income Taxes.” This standard clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. It prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, it provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized. The cumulative effect of adopting ASC 740-10 resulted in no uncertain tax liability on the balance sheets. The implementation of the accounting standard at the adoption date of January 1, 2009 did not have any impact on the liability of unrecognized tax benefits or the beginning balance of retained earnings. For the years ended December 31, 2009 and 2008, no penalties or interest expense related to income tax positions were recognized. As of December 31, 2009 and 2008, no penalties or interest related to income tax positions were accrued. The Company does not anticipate that any of the unrecognized tax benefits will increase or decrease significantly in the next twelve months.

Treasury Stock

Treasury stock transactions are recorded using the cost method.

Subsequent Events

The Company has evaluated all events occurring subsequent to December 31, 2009 through May 13, 2010, and nothing has occurred outside the normal course of our business operations.

Recent Accounting Pronouncement

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles – A replacement of FASB Statement No. 162 (the Codification). The Codification supersedes all existing accounting and reporting standards other than the rules of the Securities and Exchange Commission (the SEC). Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative guidance for SEC registrants. Updates to the Codification are being issued as Accounting Standards Updates, which will also provide background information about the guidance, and provide the basis for conclusions on changes in the Codification. The Codification became effective for the Company on July 1, 2009 and did not have a material impact on the Company’s financial statements.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

3.	Acquisitions

On March 14, 2008, BAE and the Company reached a definitive agreement whereby the Company purchased the assets and liabilities of GMP’s business from Bianchi for $13,933 in cash and $1,000 seller financing from BAE. The stockholder of the Company contributed $13,950 at the purchase date, and paid BAE $13,933 in March 2008. The note payable to BAE was paid in March 2009 and did not bear any interest. See Note 8. The costs associated to the purchase totaling approximately $336 consisted mainly of legal and other fees. The cash paid, note payable, and costs incurred totaling $15,269 were allocated to the assets acquired and liabilities assumed.

The acquisition was accounted for as a purchase business combination, and accordingly, the results of operations were included in the Company’s financial statements after the acquisition date. Fair values were estimated by management based on estimated replacement costs, third-party valuation, and estimates of future operating results.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

Assets acquired:
Accounts receivable	$3,886
Inventories	5,124
Current assets	182
Property and equipment	196
Other assets	33
Deferred income tax assets	17
Trademark and patent-related intangibles	4,477
Customer-related intangibles	2,399
Technology-related intangibles	680
Goodwill	304

Total assets acquired	17,298

Liabilities assumed:
Accounts payable and accrued liabilities	(1,752)
Deferred income tax liabilities	(277)

Net assets acquired	$15,269

The customer-related intangible assets relate to acquired customer relationships and are being amortized over a fourteen-year life straight-line basis. The technology-related intangible assets relate to certain acquired patents and are being amortized over a four to twelve-year life on a straight-line basis. The trademark and patent-related intangible assets relate to acquired trade names and trademarks have an indefinite useful life. Goodwill, trademark, and patent-related intangibles are being evaluated on an annual basis for impairment.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

4.	Inventories, Net

Inventories consist of the following:

	December 31,
	2009	2008

Raw materials	$530	$674
Work-in-process	51	147
Finished goods	5,002	3,852

Total	5,583	4,673
Less allowance for inventory
obsolescence	(442)	(359)

	$5,141	$4,314

5.	Property and Equipment, Net

Property and equipment consist of the following:

	December 31,
	2009	2008

Machinery and equipment	$126	$116
Furniture and fixtures	346	330
Computer equipment and software	547	447
Leasehold improvements	57	22

Subtotal	1,076	915
Less accumulated depreciation
and amortization	(517)	(194)

	$559	$721

Depreciation and amortization expense charged to operating expenses was $272 and $148 and depreciation and amortization expense charged to cost of sales was $56 and $46 for the year ended December 31, 2009 and for the period from March 15, 2008 to December 31, 2008, respectively.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

6.	Goodwill and Intangibles, Net

Goodwill and intangible assets consist of the following:

	December 31,
	2009	2008

Goodwill and unamortized
intangible assets:
Goodwill	$309	$304
Trademark and trade names	4,477	4,477

Subtotal	4,786	4,781

Amortized intangible assets:
Customer relationships	2,399	2,399
Product technology	680	680
Less accumulated amortization	(436)	(193)

Subtotal	2,643	2,886

Total	$7,429	$7,667

Amortization expense for intangible assets was $243 and $193 for the year ended December 31, 2009 and for the period from March 15, 2008 to December 31, 2008, respectively. Future amortization expense for intangible assets at December 31, 2009 is as follows:

Amount
Year ending December 31:
2010	$243
2011	243
2012	243
2013	226
2014	220
Thereafter	1,468

Total	$2,643

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

7.	Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2009	2008

Accrued compensation and
payroll-related	$708	$456
Accrued acquisition costs	-	-
Accrued warranty	204	187
Accrued marketing co-op	67	136
Deferred rent	69	76
Accrued customer deposits	12	61
Other	93	93

	$1,153	$1,009

8.	Notes Payable

The Company has a note payable to a former employee and stockholder in the amount of $1,500 at December 31, 2009 (see Note 12). The note is payable in installments through October 2010 and does not bear interest. The note matures within one year from the date of issuance; therefore, the Company considers the principal amount of $1,500 to approximate its net present value.

At December 31, 2008, the Company had a note payable to BAE for $1,000 in connection with the acquisition of GMP in March 2008 (see Note 3). The note did not bear interest and was paid on March 26, 2009. Since the note matured within one year from the date of issuance, the Company considered the principal amount of $1,000 to approximate its net present value.

9.	Revolving Credit Agreement

On October 1, 2009, the Company renewed its $2,500 revolving credit agreement with Wells Fargo Bank N.A. (Wells Fargo) which now matures on December 31, 2010. The credit facility is secured by a first priority, perfected security interest in all assets of the Company. There are no amounts outstanding under the credit agreement as of December 31, 2009. At the Company’s election, any future amounts borrowed under the revolving line, if any, will bear interest at 2.25% above the Daily One Month LIBOR Rate or at a fixed rate per annum determined by Wells Fargo to be 2% above LIBOR in effect on the first day of the applicable Fixed Rate Term. The credit agreement also provides for the issuance of letters of credit under a letter of credit sub-feature up to $1,000. The Company’s vendors historically have not requested payment guaranteed by a letter of credit.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

10.	Commitments and Contingencies

Operating Leases

The Company leases facilities and some office equipment under noncancelable operating leases, which mature through 2013. The facility leases include rent escalation and renewal options. Future minimum payments for the next five years under the noncancelable operating leases consist of the following at December 31, 2009:

Amount
Year ending December 31:
2010	$369
2011	327
2012	277
2013	164

Total	$1,137

Rent expense under all operating leases was $517 and $333 for the year ended December 31, 2009 and for the period from March 15, 2008 to December 31, 2008, respectively. The Company also sub-leases a production facility from Bianchi with a 90-day notice to terminate.

Purchase Commitments

The Company has entered into purchase obligations, which include non-cancelable purchase commitments with suppliers. Total short-term purchase commitments to suppliers at December 31, 2009 was $4,492. The accounts payable under these commitment, which represent inventories received and in-transit, was $2,129 as of December 31, 2009. The Company reviews purchase agreements, assesses the likelihood of a shortfall in purchases, and determines if it is necessary to record a liability. The Company has no long-term purchase commitments.

11.	Employee Benefit Plans

Defined Contribution Plan

The Company provides a defined contribution plan, in which the Company’s employees are eligible to participate and the Company provides a matching contribution. Total defined contribution expense for the Company’s employees participating in domestic defined contributions plans was $114 and $70 for the year ended 2009 and for the period from March 15, 2008 to December 31, 2008, respectively.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

12.	Related Party Transactions

The Company is a wholly-owned subsidiary of KSS Outdoor Holdings, LLC (KSS). From time to time, the Company has transactions with KSS. As of December 31, 2009 and 2008, the Company has a payable to KSS amounting to $17, which is included in other accrued liabilities.

In June 2009, the Company repurchased the shares of stock owned by the former president for a total consideration of $3,750. The Company paid the former president $1,750 in cash and issued a non-interest bearing promissory note for the balance of $2,000 payable in installments through October 2010. The balance of the note payable was $1,500 as of December 31, 2009.

13.	Geographic Information

The Company operates in one business segment, the design and manufacturing of backpacks and related lifestyle products. The following is a summary of revenues by geographic region:

	December 31, 2009	Period from March 15, 2008 to December 31, 2008

Asia	54%	51%
North America	41%	42%
Europe	5%	6%
Rest of world	<1%	1%

Total	100%	100%

All of the Company’s assets are primarily located in the United States.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

14.	Income Taxes

The Company’s provision for (benefit from) income taxes consist of the following:

	December 31, 2009	Period from March 15, 2008 to December 31, 2008

Current:
Federal	$800	$-
State	250	-

Total current	1,050	-

Deferred:
Federal	(195)	(18)
State	(43)	(3)

Total deferred	(238)	(21)

Total provision for (benefit from)
income taxes	$812	$(21)

The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income (loss) before income taxes primarily because of operating loss carryforwards in prior period and certain expenses deductible for financial reporting purposes that are not deductible for tax purposes.

Deferred taxes reflect the impact of “temporary differences” between the amount of assets and liabilities for financial reporting purposes and tax reporting purposes.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

14.	Income Taxes, continued

Below is a summary of deferred tax assets and deferred tax liabilities:

	December 31,
	2009	2008

Deferred tax assets–current:
Federal	$436	$287
State	114	51

Total	550	338
Less valuation allowance	-	(133)

Net deferred tax assets	550	205

Deferred tax liabilities–noncurrent:
Federal	(441)	(377)
State	(110)	(67)

Total	(551)	(444)

Net deferred income taxes	$(1)	$(239)

The Company’s deferred tax assets consist primarily of accrued liabilities, allowance for bad debts, and inventory adjustments. The deferred tax liabilities relate mainly to the difference between the tax and book amounts of depreciation and amortization of goodwill, intangible assets and property and equipment. The Company had net operating losses in 2008 that were used in 2009.

Recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefit associated with temporary differences will be utilized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that the realization will not occur. The valuation allowance was $0 and $133 as of December 31, 2009 and 2008, respectively.

15.	Subsequent Events

On May 7, 2010, the Company (or GMP) entered into a definitive agreement with Clarus Corporation (Clarus), a publicly held company. Under the terms of the agreement, Clarus acquired GMP for $45 million subject to certain adjustments.

On May 7, GMP assumed the liability of KSS (parent company) under the Equity Incentive Plan. Upon the closing of the merger agreement with Clarus, GMP will pay Eligible Employees $370 to be paid 50% in cash and 50% in Clarus’ shares of stock.

On May 7, the two members of KSS dissolved the KSS partnership.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

15.	Subsequent Events, continued

Upon the closing of the agreement with Clarus, GMP will terminate its credit agreement with Wells Fargo. Wells Fargo will release its security interest in the assets of GMP.

Gregory Mountain Products, Inc.
____________

Report on Audit of
Financial Statements

as of December 31, 2008 and for the period from March 15, 2008 to December 31, 2008, as of March 15, 2008 and for the period from January 1, 2008 to March 14, 2008, and as of December 31, 2007 and for the year ended December 31, 2007

Report of Independent Auditors

To the Stockholder of Gregory Mountain Products, Inc.

We have audited the accompanying balance sheets of Gregory Mountain Products, Inc. (the Company) as of December 31, 2008 (Successor), March 15, 2008 (Successor), and December 31, 2007 (Predecessor), and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from March 15, 2008 to December 31, 2008 (Successor), the period from January 1, 2008 to March 14, 2008 (Predecessor), and the year ended December 31, 2007 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gregory Mountain Products, Inc. as of December 31, 2008 (Successor), March 15, 2008 (Successor), and December 31, 2007 (Predecessor), and the results of its operations and its cash flows for the period from March 15, 2008 to December 31, 2008 (Successor), for the period from January 1, 2008 to March 14, 2008 (Predecessor), and for the year ended December 31, 2007 (Predecessor) in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California
May 14, 2009 (except for Note 14 as to which the date is May 13, 2010)

GREGORY MOUNTAIN PRODUCTS, INC.
BALANCE SHEETS
December 31, 2008, March 15, 2008, and December 31, 2007
(in thousands, except for share and per share amount)
____________

	December 31, 2008	March 15, 2008	December 31, 2007
ASSETS	(Successor)	(Successor)	(Predecessor)

Current assets:
Cash and cash equivalents	$3,628	$-	$-
Accounts receivable, net of allowance for doubtful
accounts of $42, 49, and 46, respectively	1,637	3,886	2,199
Inventories, net	4,314	5,124	3,386
Deferred income tax assets	205	17	-
Other current assets	91	182	2
Total current assets	9,875	9,209	5,587
Property and equipment, net	721	196	211
Goodwill and intangible assets, net	7,667	7,860	9,041
Other assets	64	33	33

Total assets	$18,327	$17,298	$14,872

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$2,000	$979	$1,863
Accrued liabilities	1,009	1,109	905
Due to BAE Systems	-	13,933	-
Note payable to BAE Systems	1,000	1,000	-
Income tax payable	-	-	458
Total current liabilities	4,009	17,021	3,226

Deferred income tax liabilities	444	277	-
Total liabilities	4,453	17,298	3,226
Commitments and contingencies.

Stockholder’s equity:
Preferred stock, par value $0.01; 5,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $0.01; 10,000 shares authorized;
100 shares issued and outstanding, respectively	-	-	-
Additional paid-in capital	13,934	-	-
Retained earnings (accumulated deficit)	(60)	-	11,646
Total stockholder’s equity	13,874	-	11,646
Total liabilities and stockholder’s equity	$18,327	$17,298	$14,872

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF OPERATIONS
for the period from March 15, 2008 to December 31, 2008
(in thousands, except for share and per share amount)
(in thousands)
____________

	March 15, 2008 to December 31, 2008	January 1, 2008 to March 14, 2008	Year Ended December 31, 2007
	(Successor)	(Predecessor)	(Predecessor)

Net sales	$19,140	$6,307	$21,097
Cost of sales	13,172	3,669	13,527

Gross profit	5,968	2,638	7,570

Operating expenses:
Selling, general, and administrative	5,704	1,587	5,951
Depreciation and amortization	341	115	551
Impairment of intangible assets	-	1,377	-

Total operating expenses	6,045	3,079	6,502

(Loss) income from operations	(77)	(441)	1,068

Other expense, net	4	-	-

(Loss) income before income taxes	(81)	(441)	1,068

(Benefit from) provision for income taxes	(21)	-	458

Net (loss) income	$(60)	$(441)	$610

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF STOCKHOLDER’S EQUITY
for the period from March 15, 2008 to December 31, 2008,
(in thousands, except for share and per share amount)
(in thousands, except for share)
____________

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-in	(Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit)	Equity
Predecessor
Balance, January 1, 2007	-	$-	$-	$13,895	$13,895

Net income	-	-	-	610	610

Net change in predecessor’s equity (predecessor)	-	-	-	(2,859)	(2,859)

Balance, December 31, 2007	-	-	-	11,646	11,646

Net loss	-	-	-	(441)	(441)

Net change in predecessor’s equity (predecessor)	-	-	-	2,157	2,157

Balance, March 14, 2008	-	$-	$-	$13,362	$13,362

Successor
Balance, March 15, 2008	-	$-	$-	$-	$-

Issuance of common stock	100	-	13,934	-	13,934

Net loss	-	-	-	(60)	(60)

Balance, December 31, 2008	100	$-	$13,934	$(60)	$13,874

The accompanying notes are an integral
part of these financial statements.

GREGORY MOUNTAIN PRODUCTS, INC.
STATEMENTS OF CASH FLOWS
for the period from March 15, 2008 to December 31, 2008
(in thousands, except for share and per share amount)
(in thousands)
____________

	March 15, 2008 to Deceember 31, 2008	January 1, 2008 to March 14, 2008	Year Ended December 31, 2007
	(Successor)	(Predecessor)	(Predecessor)
Cash flows from operating activities:
Net (loss) income	$(60)	$(441)	$610
Adjustments to reconcile net (loss) income to net cash provided by
(used in) operating activities:
Depreciation and amortization	387	123	578
Impairment of intangible assets	-	1,377	-
Disposal of property and equipment	-	-	182
Changes in operating assets and liabilities:
Accounts receivable	2,249	(1,688)	97
Inventories	810	(332)	(452)
Other current assets	91	(180)
Other assets	(31)	-	35
Deferred income taxes	(21)	-	-
Accounts payable	1,021	(884)	1,302
Accrued liabilities	(100)	(132)	635
Net cash provided by (used in) operating activities	4,346	(2,157)	2,987

Cash flows from investing activities:
Cash paid to BAE Systems for business acquisition	(13,933)	-
Purchase of property and equipment	(719)	-	(128)
Net cash used in financing activities	(14,652)	-	(128)

Cash flows from financing activities:
Net proceeds from issuance of stock	13,934	-	-
Net change in predecessor’s equity	-	2,157	(2,859)
Net cash provided by (used in) financing activities	13,934	2,157	(2,859)

Net increase in cash and cash equivalents	3,628	-	-

Cash and cash equivalents, beginning of period	-	-	-

Cash and cash equivalents, end of period	$3,628	-	$-

Supplemental disclosure of noncash investing and financing activities–
note payable issued in connection with business acquisition	$1,000	$-	$-

The accompanying notes are an integral
part of these financial statements.

Gregory Mountain Products, Inc.

Notes to Financial Statements

(amounts stated in thousands)
____________

1.	Organization and Basis of Presentation

Organization

On March 3, 2008, Gregory Mountain Products, Inc. (the Company or “GMP”) was formed in the state of Delaware. On March 14, 2008, GMP acquired the Gregory Mountain Products business unit from Bianchi International (Bianchi), a subsidiary of BAE Systems. GMP’s business is to design, manufacture and market outdoor equipment and lifestyle products to customers globally. GMP is a wholly-owned subsidiary of KSS Outdoor Holdings LLC.

Gregory Mountain Products, headquartered in Sacramento, California, serves the backpacking, mountaineering, hiking, climbing, travel and lifestyle markets. In North America and Europe, Gregory is a technical brand distributed through leading outdoor specialty retail chains, including REI and EMS, and other specialty outdoor retailers. In Japan and other Asian markets, in addition to being a leading provider of technical backpacking products, the brand also serves a premium lifestyle market, specializing in high-end daypacks, briefcases and satchels. The Company also supplies two Gregory-only retail stores in Tokyo, Japan and Seoul, Korea.

Basis of Presentation

The financial statements have been presented on a comparative basis. For periods prior to the acquisition (Note 3), GMP is referred to as the predecessor. For periods after the acquisition, it is referred to as the successor. Due to the acquisition and the application of push-down accounting, different basis of accounting have been used to prepare the predecessor and successor financial statements. A black line separates the predecessor and successor financial statements to highlight the lack of comparability between these two periods.

The accompanying financial statements prior to March 14, 2008 (predecessor) are intended to reflect the results of the predecessor’s operations, financial position, and cash flows as if it was a separate entity for all periods presented and are in conformity with generally accepted accounting principles. The accompanying predecessor carve-out financial statements have been prepared from historical accounting records of Bianchi and have been presented to reflect the portion of the liabilities, income, assets and expenses that were directly attributable to and allocated to the business unit acquired.

The financial statements in the predecessor periods March 14, 2008 and prior are derived from the books and records of Bianchi. The predecessor’s financial statements have been presented to reflect the portion of Bianchi’s historical assets and expenses that are directly attributable to and, as discussed below, allocated to GMP. Bianchi also had one other business and Bianchi’s expenses during that time consisted of expenses directly attributable to GMP, expenses directly attributable to the other business, and other expenses (which are referred to as “allocated” or “allocable” expenses) that were not directly attributable to GMP or the other business.

The predecessor statements of operations include allocations of certain corporate expenses, including, accounting, financial reporting, insurance, legal, human resources, and payroll. These allocations totaled $575 and $95 for the year end December 31, 2007 and for the period from January 1, 2008 to March 14, 2008, respectively.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

1.	Organization and Basis of Presentation, continued

Basis of Presentation, continued

The allocations are based primarily on the predecessor’s payroll costs as a percentage of total Bianchi payroll costs, and the predecessor’s headcount as a percentage of total Bianchi headcount. Facilities expense was allocated based on square footage of the Business facility space as a percentage of the total Bianchi facility space.

The predecessor balance sheet includes assets and liabilities directly attributable to the predecessor. There is no allocation associated with these amounts. However, the predecessor equity accounts include both direct expenses attributable to the predecessor’s as well as indirect expenses of Bianchi.

Management believes the assumptions and allocations underlying the predecessor balance sheets and the related statements of operations are reasonable and appropriate under the circumstances. The expense allocations have been determined on a basis that is considered to be a reasonable reflection of the utilization of services provided or the benefit received by the predecessor during the periods presented. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the predecessor been an entity that operated independently of Bianchi.

2.	Summary of Significant Accounting Policies

Accounting Principles

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and judgments relied upon by management in preparing these financial statements include collectibility of accounts receivable, inventory obsolescence, depreciable lives for fixed assets, life and impairment adjustment of intangible assets, revenue recognition, and valuation of deferred income taxes. Actual results could differ from those estimates.

Cash and Cash Equivalents

During the predecessor period, the parent manages cash on a centralized basis. Cash receipts associated with the predecessor’s business are received directly by the parent, and the parent directly funds the predecessor’s disbursements. All cash activity in the predecessor period is recorded as a component of stockholder’s equity.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents, continued

We consider all highly liquid investments with maturities of three months or less, at date of purchase, to be cash equivalents.

Concentration Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. We maintain our cash and cash equivalents with what we believe to be high quality banks. Amounts held in individual banks may exceed federally insured amounts. Our accounts receivable consist of amounts due from customers located throughout the world. We maintain reserves for potential credit losses. Two customers each accounted for 19%, 35%, and 61%, and 23%, 26%, and 10% of accounts receivable at December 31, 2008, March 15, 2008 and December 31, 2007, respectively. Two customers accounted for 42%, 41%, and 47%, and 20%, 22% and 17% in net sales for the period from March 15, 2008 to December 31, 2008, the period from January 1, 2008 to March 14, 2008, and the year ended December 31, 2007, respectively.

The Company purchases finished goods backpacks and related lifestyle products from two outsourced manufacturers overseas. The revenues related to purchased inventory is approximately 63% of total company revenues. Although there are a limited number of suppliers who can perform the outsourced manufacturing process, management believes that other vendors could provide similar products on comparable terms. However, a change in suppliers would be time consuming and could cause delays in delivery of product to customers and possible losses in revenue, which could adversely affect operating results.

Accounts Receivable

Accounts receivable consists of amounts billed currently due from customers. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company’s allowance is determined based on historical write-off experience and on specific customer accounts believed to be a collection risk. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, and accounts payable approximates fair value.

Inventory

Inventory is valued at the lower of cost or market, with cost computed on a first-in, first-out basis (FIFO). Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolete inventory.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets ranging from 3 to 5 years. Additions and improvements that increase the value or extend the life of an asset are capitalized.

Goodwill and Purchased Intangible Assets

Goodwill is accounted for in accordance with the Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Other Intangible Assets (SFAS No. 142). Goodwill is not amortized but is reviewed annually (or more frequently if impairment indicators arise) for impairment. Impairment indicators include the significant decrease in the fair value of an asset, significant adverse changes in the extent or use or physical condition of an asset, significant adverse change in legal or regulatory factors affecting an asset, operating or cash flow losses (or a projection of losses) that demonstrates continuing losses associated with the use of an asset, or a current expectation that, more likely than not, an asset will be sold or disposed of significantly before the end of its previously estimated useful life. Purchased intangible assets that have definite lives are carried at cost less accumulated amortization. Amortization of definite-lived intangibles is computed using the straight-line method over the economic lives of the respective assets, generally 4 to 12 years. Purchased intangible assets that have indefinite lives are not subject to amortization, but are reviewed annually for impairment in accordance with SFAS No. 142.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposal of long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). SFAS No.144 requires that long-lived assets, such as property, plant and equipment, and purchased intangible assets subject to amortization, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The purchase method of accounting for business combinations requires us to make use of estimates and judgments to allocate the purchase price paid for acquisitions to the fair value of the net tangible and identifiable intangible assets acquired and liabilities assumed. The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company performs impairment tests annually. The Company recorded an impairment charge of $1,377 for the period from January 1, 2008 to March 14, 2008 to adjust the cost basis of the Company’s intangible assets valued by the predecessor to be in line with the valuation of those same intangible assets by a third party and supported by the purchase price of the Company. There were no further impairment charges recorded for any periods presented.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

2.	Summary of Significant Accounting Policies, continued

Foreign Currency Translation

The functional currency for all of the Company’s operations presented in the accompanying financial statements is in U.S. dollars. The Company transacts in U.S. dollars except for sales made to Canadian customers, which are billed and collected in Canadian dollars at the exchange rate existing at the time of sale. All receivables from Canadian dollars are translated into U.S. dollars at the rates of exchange at the balance sheet date. Foreign currency translation gains and losses are included in other expense, net.

Revenue Recognition

Revenue is recognized when (i) there is a contract or other arrangement of sale, (ii) the sales price is fixed or determinable, (iii) title and the risks of ownership have been transferred to the customer and (iv) collection of the receivable is reasonably assured. Net Sales to wholesale customers and sales directly to the end user customer are generally recognized when the product has been shipped and risk of loss has passed to the customer. Net sales are recorded after reduction of allowances for trade terms, volume and other discounts, customer markdowns and charge-backs, and sales incentive programs. The Company does not offer customers the right of return and has not historically experienced any significant or material returns. Sales taxes and any value added taxes collected from customers that are remitted directly to governmental authorities are excluded from Net Sales.

Warranty Reserve

The Company product has a lifetime warranty. A provision for estimated future repair or replacement costs, based on historical and anticipated trends, is recorded when these products are sold. The warranty reserve is based upon a historical product return rate, adjusted for any specific known conditions or circumstances. Adjustments to the warranty reserve are recorded in cost of goods sold.

Research and Product Development Costs

The Company's policy is to expense all research and product development costs as incurred. Any research and product development costs are included in selling, general and administrative expenses. The types of costs classified as research and development expense include salaries of technical design staff, supplies costs, facilities rental, and utilities costs related to product design and development.

Advertising

Advertising costs are expensed as incurred and amounted to approximately $619, $172, and $779 for the period from March 15, 2008 to December 31, 2008, the period from January 1, 2008 to March 14, 2008, and the year ended December 31, 2007, respectively.

Shipping and Handling

The Company records shipping and handling costs in cost of sales. Freight costs billed to customers is recorded in revenues. These costs were not material during the periods reported.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________
2.	Summary of Significant Accounting Policies, continued

Income Taxes

GMP accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (SFAS No. 109). Under the asset and liability method specified thereunder, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are offset by deferred tax assets relating to net operating loss carryforwards, tax credit carryforwards and deductible temporary differences. Recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefit associated with temporary differences and operating and capital loss carryforwards will be utilized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that the realization will not occur.

The provision for income taxes in the periods prior to March 15, 2008 were determined using the statutory rate of 43% under the carve-out financial statement guidance.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued SFAS No. 141(R), Business Combinations (SFAS No. 141(R)), and SFAS No. 160, Accounting and Reporting of Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) is required to be adopted concurrently with SFAS No. 160 and is effective for business combination transactions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company does not expect the adoption of SFAS No. 141(R) to have a material on its results of operations and financial position.

3.	Acquisitions

On March 14, 2008, BAE and the Company reached a definitive agreement whereby the Company purchased the assets and liabilities of GMP’s business from Bianchi for $13,933 in cash and $1,000 seller financing from BAE. The stockholders of the Company contributed $13,950, and paid BAE $13,933 in March 2008. The note payable to BAE is due in March 2009 and does not bear any interest. See Note 8. The costs associated to the purchase totaling about $336 consist mainly of legal and other fees, and are included in accrued liabilities as of March 15, 2008 (successor). The cash paid, note payable, and costs incurred totaling $15,269 were allocated to the assets acquired and liabilities assumed.

The acquisition was accounted for as a purchase business combination, and accordingly, the results of operations were included in the Company’s financial statements after the acquisition date. Fair values were estimated by management based on estimated replacement costs, third-party valuation, and estimates of future operating results.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

3.	Acquisitions, continued

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

Assets acquired:
Accounts receivable	$3,886
Inventories	5,124
Current assets	182
Property and equipment	196
Other assets	33
Deferred income tax assets	17
Trademark and patent-related intangibles	4,477
Customer-related intangibles	2,399
Technology-related intangibles	680
Goodwill	304
Total assets acquired	17,298
Liabilities assumed:
Accounts payable and accrued liabilities	(1,752)
Deferred income tax liabilities	(277)
Net assets acquired	$15,269

The customer-related intangible assets relate to acquired customer relationships and are being amortized over a fourteen-year life straight-line basis. The technology-related intangible assets relate to certain acquired patents and are being amortized over a four- to twelve-year life on a straight-line basis. The trademark and patent-related intangible assets relate to acquired trade names and trademarks have an indefinite useful life. Goodwill, trademark, and patent-related intangibles are being evaluated on an annual basis for impairment.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

4.	Inventories, Net

Inventories consist of the following:

	December 31,	March 15,	December 31,
	2008	2008	2007
	(Successor)	(Successor)	(Predecessor)

Raw materials	$674	$658	$861
Work-in-process	147	542	115
Finished goods	3,852	3,924	2,563

Total	4,673	5,124	3,539

Less allowance for inventory obsolescence	(359)	-	(153)

	$4,314	$5,124	$3,386

5.	Property and Equipment, Net

Property and equipment consist of the following:

	December 31,	March 15,	December 31,
	2008	2008	2007
	(Successor)	(Successor)	(Predecessor)

Machinery and equipment	$116	$102	$129
Furniture and fixtures	330	71	81
Computer equipment and software	447	11	15
Leasehold improvements	22	12	13

Subtotal	915	196	238

Less accumulated depreciation and amortization	(194)	-	(27)

	$721	$196	$211

Depreciation and amortization expense charged to operating expenses was $148, $7, and $32, and depreciation and amortization expense charged to cost of sales was $46, $8, and $27, for the period from March 15, 2008 to December 31, 2008, the period from January 1, 2008 to March 14, 2008, and the year ended December 31, 2007, respectively.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

6.	Goodwill and Intangibles, Net

Goodwill and intangible assets consist of the following:

	December 31,	March 15,	December 31,
	2008	2008	2007
	(Successor)	(Successor)	(Predecessor)

Goodwill and unamortized intangible assets:
Goodwill	$304	$304	-
Trademark and trade names	4,477	4,477	$5,664

Subtotal	4,781	4,781	5,664

Amortized intangible assets:
Customer relationships	2,399	2,399	3,036
Product technology	680	680	860
Less accumulated amortization	(193)	-	(519)

Subtotal	2,886	3,079	3,377

Total	$7,667	$7,860	$9,041

Amortization expense for intangible assets was $193, $108 and $519 for the period from March 15, 2008 to December 31, 2008, the period from January 1, 2008 to March 14, 2008, and the year ended December 31, 2007, respectively. The impairment loss on intangible assets was $1,377 for the period from January 1, 2008 to March 14, 2008. Future amortization expense for intangible assets at December 31, 2008 is as follows:

Amount
Year ending December 31:
2009	$243
2010	243
2011	243
2012	225
2013	220
Thereafter	1,712

Total	$2,886

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

7.	Accrued Liabilities

Accrued liabilities consist of the following:

	December 31, 2008	March 15, 2008	December 31, 2007
	(Successor)	(Successor)	(Predecessor)
Accrued compensation and
payroll-related	$456	$343	$606
Accrued acquisition costs	-	336	-
Accrued warranty	187	106	120
Accrued marketing co-op	136	104	60
Deferred rent	76	-	-
Accrued customer deposits	61	209	87
Other	93	11	32
	$1,009	$1,109	$905

8.	Note Payable

The Company has a note payable to BAE amounting to $1,000 in connection with the acquisition of GMP in March 2008 (see Note 3). The note does not bear interest and matures on March 26, 2009. Since the note matures within one year from the date of issuance, the Company considers the principal amount of $1,000 to approximate its net present value.

9.	Commitments and Contingencies

Operating Leases

The Company leases facilities and some office equipment under noncancelable operating leases which mature through 2013. The facility leases include rent escalation and renewal options. Future minimum payments for the next five years under the noncancelable operating leases consist of the following at December 31, 2008:

Year ending December 31:	Amount
2009	$326
2001	278
2011	272
2012	277
2013	164
$1,317

Rent expense under all operating leases was $333, $75, and $461 for the period from March 15, 2008 to December 31, 2008, the period from January 1, 2008 to March 14, 2008, and the year ended December 31, 2007, respectively. The Company also leases a production facility from Bianchi with a 90-day notice to terminate. Rent expense related to the Bianchi leased facility was $129 for the period from March 15, 2008 to December 31, 2008, respectively.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

9.	Commitments and Contingencies, continued

Purchase Commitments

The Company has entered into purchase obligations, which include non-cancelable purchase commitments with suppliers. Total short-term purchase commitments to suppliers at December 31, 2008 was $5,220. The accounts payable under these commitment, which represent inventories received and in-transit, was $1,281 as of December 31, 2008. The Company reviews purchase agreements and make an assessment of the likelihood of a shortfall in purchases and determine if it is necessary to record a liability. The Company has no long-term purchase commitments.

10.	Employee Benefit Plans

Defined Contribution Plan

The Company provides a defined contribution plan, in which the Company’s employees are eligible to participate and the Company provides a matching contribution. The former parent provided a similar plan in the predecessor period. Total defined contribution expense for the Company’s employees participating in domestic defined contributions plans was $70, $18, and $122 for the period from March 15, 2008 to December 31, 2008, the period from January 1, 2008 to March 14, 2008, and the year ended December 31, 2007, respectively.

11.	Geographic Information

The Company operates in one business segment, the design and manufacturing of backpacks and related lifestyle products. The following is a summary of revenues by geographic region:

	Period from	Period from
	March 15, 2008 to	January 1, 2008 to	Year Ended
	December 31, 2008	March 14, 2008	December 31, 2007
	(Successor)	(Predecessor)	(Predecessor)

Asia	51%	48%	57%
North America	42%	42%	41%
Europe	6%	3%	2%
Rest of world	1%	7%	-
Total	100%	100%	100%

All of the Company’s assets are located in the United States.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

12.	Related Party Transactions

The Company is a wholly-owned subsidiary of KSS Outdoor Holdings, LLC (KSS). From time to time, the Company has transactions with KSS. As of December 31, 2008 and March 15, 2008, the Company has a payable to KSS amounting to $17, which is included in other accrued liabilities.

13.	Income Taxes

The Company operated as a business unit of Bianchi International and as such its operating results prior to March 15, 2008 have been included in Bianchi’s income tax returns. The provision for income taxes in these financial statements has been determined using a federal and state statutory rate of 43% for the predecessor periods prior to March 15, 2008.

The Company’s (benefit from) provision for income taxes consist of the following:

	Period from	Period from	Year Ended
	March 15, 2008 to	January 1, 2008 to	December 31,
	December 31, 2008	March 14, 2008	2007
	(Successor)	(Predecessor)	(Predecessor)
Current:
Federal	-	-	$374
State	-	-	84
Total current	-	-	458
Deferred:
Federal	$(18)	-	-
State	(3)	-	-
Total deferred	(21)	-	-
Total (benefit from)
provision for incometaxes	$(21)	-	$458

Deferred taxes reflect the impact of “temporary differences” between the amount of assets and liabilities for financial reporting purposes and tax reporting purposes.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

13.	Income Taxes, continued

Below is a summary of deferred tax assets and deferred tax liabilities:

	December 31, 2008	March 15, 2008	December 31, 2007
	(Successor)	(Successor)	(Predecessor)

Deferred tax assets-current:
Federal	$287	$14	-
State	51	3	-
Total	338	17	-
Less-valuation allowance	(133)	-	-
Net deferred tax assets	205	17	-

Deferred tax liabilities-noncurrent:
Federal	(377)	(235)	-
State	(67)	(42)	-
Total	(444)	(277)	-

Net deferred income taxes	$(239)	$(260)	-

The Company’s deferred tax assets consist primarily of net operating loss carryforwards, accrued liabilities, allowance for bad debts, and inventory adjustments. The deferred tax liabilities relate to the difference between the tax and book amounts of depreciation and amortization of goodwill, intangible assets and property and equipment. The net operating loss carryforwards begin expiring in 2028 for both federal and state income tax purposes.

Recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefit associated with temporary differences and net operating loss carryforwards will be utilized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that the realization will not occur. The valuation allowance for the period from March 15, 2008 to December 31, 2008 was $133.

Gregory Mountain Products, Inc.

Notes to Financial Statements, Continued

(amounts stated in thousands)
____________

14.	Subsequent Events

On May 7, 2010, the Company (or GMP) entered into a definitive agreement with Clarus Corporation (Clarus), a publicly held company. Under the terms of the agreement, Clarus agreed to acquire GMP for $45 million subject to certain adjustments.

On May 7, the two members of KSS dissolved the KSS partnership.

On May 7, GMP assumed the liability of KSS (parent company) under the Equity Incentive Plan. Upon the closing of the merger agreement with Clarus, GMP will pay Eligible Employees $370 to be paid 50% in cash and 50% in Clarus’ shares of stock.

Upon the closing of the agreement with Clarus, GMP will terminate its credit agreement with Wells Fargo. Wells Fargo will release its security interest in the assets of GMP.